Exhibit 10.1

SNAP-ON INCORPORATED

2011 INCENTIVE STOCK AND AWARDS PLAN

(As Amended and Restated)

1. Purpose and Construction.

(a) Purpose. The Snap-on Incorporated 2011 Incentive Stock and Awards Plan has two complementary purposes: (i) to attract and retain outstanding people as officers, directors and employees and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code and the Plan shall be so construed.

(b) Amendment and Restatement. This Plan became effective on April 28, 2011, the date on which the Plan was approved by the shareholders of the Company. On February 12, 2015, the Plan was amended and restated, subject to shareholder approval, to increase the number of shares available for issuance under the Plan and to make certain other changes.

(c) Definitions. All capitalized terms used in this Plan have the meanings given in Section 15.

2. Administration.

(a) Committee Administration. The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. The Committee may provide for the use of electronic or other non-paper agreements and the use of electronic or other non-paper means for the acceptance thereof by a Participant. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. All Committee determinations are final and binding. Notwithstanding the foregoing, the Board of Directors will approve grants of Awards to Non-Employee Directors. With respect to Awards to Non-Employee Directors, all references to the Committee in this Plan shall include the Board.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) No Liability. No member of the Committee, and no officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

3. Eligibility. The Committee may designate from time to time the Participants to receive Awards under this Plan. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee may consider such factors as it deems pertinent in selecting a Participant and in determining the types and amounts of Awards. In making such selection and determination, factors the Committee may consider include: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Participant’s contributions to the profitability and development of the Company; and (d) other compensation provided to the Participant.

4. Types of Awards.

(a) Grants of Awards. Subject to the terms of this Plan, the Committee has full power and authority to: (i) determine the type or types of Awards to be granted to each Participant; (ii) determine the number of Shares with respect to which an Award is granted to a Participant, if applicable; and (iii) determine any terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to any other Award (or any other award granted under another plan of the Company or any Affiliate).

(b) Grants to Non-Employee Directors. The Board will approve the grant of Awards to Non-Employee Directors. Subject to the terms of this Plan, the Board has full power and authority to: (i) determine the type or types of Awards to be granted to each Non-Employee Director; (ii) determine the number of Shares with respect to which an Award is granted to a Non-Employee Director, if applicable; and (iii) determine any terms and conditions of any Award granted to a Non-Employee Director. Awards under this Plan to Non-Employee Directors may be granted either alone or in addition to any other Award (or any other award granted under another plan of the Company or any Affiliate). Notwithstanding the foregoing, Non-Employee Directors may not be granted an incentive award.

5. Shares Reserved under this Plan.

(a) Plan Reserve. On April 28, 2011, the Company’s shareholders approved this Plan, under which an aggregate of 5,000,000 Shares were then reserved for issuance. Effective upon approval of this Plan, as amended and restated, by the Company’s shareholders at a meeting duly called and held on April 30, 2015, an additional 4,100,000 Shares will be reserved for issuance under this Plan, all of which may be issued pursuant to the exercise of incentive stock options. Any Shares issued pursuant to the exercise of Options and stock-settled SARs shall be counted against the Share limit on a one-for-one basis and any Shares issued pursuant to Awards other than Options and stock-settled SARs shall be counted against the Share limit as [two] Shares for every one Share issued pursuant to such Award.

(b) Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a). If Shares are issued under any Award and the Company subsequently reacquires them because the Award has expired, is canceled, forfeited or otherwise terminated, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan. Shares subject to an Award shall not again be made available for issuance under the Plan if such Shares are: (i) Shares delivered to or withheld by the Company to pay the exercise price of an Option, or (ii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award. Any Shares that again become available for grant pursuant to this Section 5(b) shall be added back to the Share limit as one share if such Shares were subject to Options or stock-settled SARs, and as two Shares if such Shares were subject to Awards other than Options or stock-settled SARs.

(c) Participant Limitations. Subject to adjustment as provided in Section 13, no Participant may be granted Awards under this Plan that could result in such Participant: (i) receiving in any single fiscal year of the Company Options for more than 1,000,000 Shares, (ii) receiving in any single fiscal year of the Company SARs for more than 1,000,000 Shares, (iii) receiving Awards of Restricted Stock in any single fiscal year of the Company relating to more than 500,000 Shares, (iv) receiving Awards of Restricted Stock Units in any single fiscal year of the Company relating to more than 500,000 Shares, (v) receiving Performance Shares in any single fiscal year of the Company relating to more than 500,000 Shares; (vi) receiving Awards of Performance Units in any single fiscal year of the Company, the value of which is based on the Fair Market Value of Shares, relating to more than 500,000 Shares; or (vii) receiving incentive award payments in any single fiscal year of the Company that exceed $5,000,000. The foregoing limits shall be determined at the time of grant, taking into account the maximum number of shares that may be issued under the Award. In all cases, determinations under this Section 5 should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

6. Options.

(a) Eligibility. The Committee may grant Options to any Participant it selects. The Committee must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options.

(b) Exercise Price. For each Option other than Director Options, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant.

(c) Terms and Conditions of Options. An Option will be exercisable at such times and subject to such conditions as the Committee specifies, except that the Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Committee determines otherwise.

(d) Terms and Conditions of Non-Employee Director Options. Grants of stock options to Non-Employee Directors (“Director Options”) will, except as otherwise provided, terminate upon the earliest of: (i) 10 years from the date of grant; (ii) if the Director is at least age 65 or has completed six years of service, three years after the Director ceases to serve on the Board for any reason other than death; (iii) if the Director is not age 65 and has not completed six years of service, six months after the Director ceases to serve on the Board for any reason other than death of the Director; or (iv) 12 months after the date of death if the Director should die while serving, or within any period after termination of his or her service during which the Director Option was exercisable. For each Director Option, the Board will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Director Option as determined on the date of grant.

7. Stock Appreciation Rights.

(a) Eligibility. The Committee may grant SARs to any Participant it selects.

(b) Exercise Price. For each SAR, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.

(c) Terms and Conditions of SARs. A SAR will be exercisable at such times and subject to such conditions as the Committee specifies, except that the SAR must terminate no later than 10 years after the date of grant. The Committee may determine to pay SARs in cash, in Shares (stock-settled SARs), or in a combination of cash and Shares. Only Shares issued pursuant to the exercise of stock-settled SARs shall be counted against the Share limit provided in Section 5(a) of the Plan.

8. Performance and Stock Awards.

(a) Eligibility for Performance and Stock Awards. The Committee may grant awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units to Participants the Committee selects.

(b) Terms and Conditions. Each award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, except for Awards made to Non-Employee Directors, an award of Restricted Stock that requires the achievement of Performance Goals must have a restriction period of at least one year, and an award of Restricted Stock that is not subject to Performance Goals must have a restriction period of at least three years; provided that up to 5% of the shares available for issuance pursuant to Awards (including awards to Non-Employee

Directors) may be granted without any minimum vesting period. Notwithstanding the foregoing, the Committee may provide that the restrictions imposed on Awards are accelerated, and that all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant’s death, disability or retirement. The Committee may determine to pay Restricted Stock Units and Performance Units in cash, in Shares, or in a combination of cash and Shares.

(c) Window Period. In the event that (i) any Shares covered by an Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to the Participant, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding Shares from the distribution, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first (1st) business day of the next occurring open “window period” applicable to the Participant or the next business day when the Participant is not prohibited from selling Shares in the open market, as applicable, but in no event later than the fifteenth (15th) day of the third (3rd) calendar month of the calendar year following the calendar year in which the Shares originally became vested.

9. Management Incentive Awards. The Committee may grant incentive awards to such executive officers of the Company as it selects. The Committee will determine all terms and conditions of the incentive award. However, the Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies.

10. Transferability. Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent the Committee allows and in a manner the Committee specifies designate in writing a beneficiary to exercise the Award after the Participant’s or Non-Employee Director’s death.

11. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. This Plan will terminate, and no Award may be granted, more than ten (10) years after the Effective Date, unless the Board earlier terminates this Plan pursuant to subsection (b).

(b) Termination and Amendment. The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) shareholders must approve any amendment of this Plan if required by: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth in that section), or (C) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and

(ii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) or 5(c) (except as permitted by Section 13); (B) an amendment to shorten the restriction periods specified in Section 8(b); or (C) an amendment to the provisions of Section 11(e).

(c) Amendment, Modification or Cancellation of Awards. Except as provided in subsection (e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the agreement, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 13).

(d) Survival of Committee Authority and Awards. Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 13, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option or SAR granted under this Plan to the Company in exchange for cash, other Awards or an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

12. Taxes. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee, in its discretion, may permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with an Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back

Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the Shares may not have a Fair Market Value exceeding the Participant’s tax obligation determined by using the maximum statutory tax rates in the Participant’s applicable tax jurisdictions. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. The Fair Market Value of fractional Shares remaining after payment of the withholding taxes may be paid to the Participant in cash.

13. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. In the event of any Change in Capitalization, a proportionate substitution or adjustment shall be made in (i) the aggregate number and/or kind of shares or other property reserved for issuance under the Plan and (ii) the number, kind and/or exercise price of shares or other property to be delivered under the Plan, in each case as may be determined by the Committee in its sole discretion. Such other proportionate substitutions or adjustments shall be made as shall be determined by the Committee in its sole discretion. “Change in Capitalization” means any increase, reduction, change or exchange of shares of Common Stock for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

(c) Change of Control. Except to the extent the Committee provides a result more favorable to holders of Awards, upon a Participant’s Termination of Employment following a Change of Control,

(i) all outstanding Options and SARs shall vest automatically;

(ii) the restrictions on Restricted Stock and Restricted Stock Units shall lapse;

(iii) the restrictions on Performance Shares and Performance Units shall lapse as provided in the agreement evidencing the Award;

(iv) within five days following the Termination of Employment, the Company shall pay each holder for each Restricted Stock Unit, Performance Share and/or Performance Unit the amounts that have been earned but not yet paid;

(v) within five days following the Termination of Employment, the Company shall pay to each holder of an incentive award that has been earned but not yet paid, in full settlement thereof, an amount in cash equal to the value of such award;

(vi) within five days following the Termination of Employment, the Company shall pay to each holder of a cash incentive award, in full settlement thereof, an amount in cash equal to a pro rata portion to the date of Termination of Employment of the aggregate value of all cash bonus or cash incentive Awards to the Executive for all uncompleted periods under the Plan calculated as to each such Award as if the “target” with respect to such bonus or incentive compensation award had been attained; and

(vii) within five days following the Termination of Employment, the Company shall pay to each holder of an Award with respect to which dividend equivalents or similar amounts have been credited and not yet paid pursuant to any other provision of this Section 13(c), a cash payment equal to the value of such dividend equivalents or similar amounts.

(d) Merger or Sale. In the event of the merger or consolidation of the Company with or into another corporation or corporations in which the Company is not the surviving corporation, the adoption of any plan for the dissolution of the Company, or the sale or exchange of all or substantially all the assets of the Company for cash or for shares of stock or other securities of another corporation, the Committee may, subject to the approval of the Board or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Option and SAR pursuant to either clause (i) or (ii) below:

(i) Appropriate provision may be made for the protection of such Option and SAR by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof; or

(ii) The Committee may cancel such Award. In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of the Fair Market Value per share of the Common Stock immediately preceding the cancellation over the exercise price, multiplied by the number of shares subject to such Option or SAR. In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event. No payment shall be made to a Participant for any Option or SAR if the exercise price for such Option or SAR exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event.

14. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii) the purchase of Shares under Options and SARs in installments;

(iii) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, by surrendering to the Company shares of Stock otherwise receivable upon exercise of an Option, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iv) provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant (but no payments may be made for Performance Shares or Performance Units that are not earned), and may be settled in cash or Shares, as the Committee determines;

(v) restrictions on resale or other disposition; and

(vi) compliance with federal or state securities laws and stock exchange requirements.

(b) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant, or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(d) Requirements of Law. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(e) Governing Law. This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the County of Kenosha, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

(f) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

(g) Compliance with Code Section 409A. To the extent that a benefit under the Plan is subject to the requirements of Code Section 409A, it is intended that the Plan, as applied to that benefit, comply with the requirements of Code Section 409A, and the Plan shall be so administered and interpreted. The Board or Committee may make any changes required to conform the Plan and any Option or SAR agreements or other grants with applicable Code provisions and regulations relating to Code Section 409A. The payment of an Award that is subject to Code Section 409A shall not be accelerated upon a Change of Control unless such event also constitutes a change in control event under Code Section 409A. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

(h) Award Deferral. The Committee may permit Participants to elect to defer payments of Performance Shares, Performance Units, Restricted Stock Units or incentive awards; provided that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A. Any deferrals shall be subject to the terms of the applicable deferred compensation plan, including limitations on investment decisions.

(i) Clawback. All Awards under the Plan shall be subject to the terms of the Company’s clawback policy as it may be in effect from time to time.

15. Definitions. Capitalized terms used in this Plan have the following meanings:

(a) “Affiliates” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

(b) “Award” means grants of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or incentive award under this Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall mean that a Participant shall, prior to any Termination of Employment, have: (i) engaged in any act of fraud, embezzlement, or theft in connection with his/her duties as an employee or in the course of employment with the Company or its Affiliates; (ii) wrongfully disclosed any secret process or confidential information of the Company or its subsidiaries; (iii) violated any non-competition agreement between the Participant and the Company or its Affiliates; or (iv) failed to comply with a lawful instruction from the Board; and in any such case the act or failure to act shall have been determined by the Board to have been materially harmful to the Company, financially or otherwise.

(e) For purposes of this Plan, a “Change of Control” shall be deemed to have occurred on the first to occur of any one of the events set forth in the following paragraphs:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its COC Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its COC Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this definition of Change of Control, “COC Affiliate” shall have the meaning of “affiliate,” as set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its COC Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group which is permitted to, and actually does, report its Beneficial Ownership on Schedule 13G (or any successor schedule); provided that if any such individual, entity or group subsequently becomes required to or does report its Beneficial Ownership on Schedule 13D (or any successor schedule), such individual, entity or group shall be deemed to be a Person for purposes hereof on the first date on which such individual, entity or group becomes required to or does so report Beneficial Ownership of all of the voting securities of the Company Beneficially Owned by it on such date.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g) “Committee” means the Organization and Executive Compensation Committee of the Board (or such successor committee with the same or similar authority), which must be composed of not less than two Directors, each of whom must qualify as an “outside director” within the meaning of Code Section 162(m) and as a “non-employee director” within the meaning of Rule 16b-3.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Snap-on Incorporated, a Delaware corporation, or any successor to Snap-on Incorporated, a Delaware corporation.

(j) “Director” means a member of the Board, and “Non-Employee Director” means a member of the Board who is not also an employee of the Company or its Affiliates.

(k) “Effective Date” means the date the Company’s shareholders approve this amended and restated Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(m) “Fair Market Value” means, as applied to a particular date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(n) “Option” means the right to purchase Shares at a stated price. “Options” may either be “incentive stock options” which meet the requirements of Code section 422, or “nonqualified stock options” which do not meet the requirements of Code section 422.

(o) “Participant” means an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, or a Director, who the Committee designates to receive an Award under this Plan.

(p) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code section 162(m), such other goals as the Committee may establish in its discretion.

(q) “Performance Shares” means the right to receive Shares to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but not in any event more than five years.

(r) “Performance Units” means the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the Fair Market Value of one or more Shares, to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but in any event not more than five years.

(s) “Plan” means this Snap-on Incorporated 2011 Incentive Stock and Awards Plan, as amended from time to time.

(t) “Restricted Stock Units” means units that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(u) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(v) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(w) “Share” means a share of Common Stock.

(x) “Stock Appreciation Right” or “SAR” means the right to receive a benefit in cash and/or Shares that is based upon the appreciation in the value of Shares.

(y) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(z) “Termination of Employment” shall mean: (i) any termination by the Company of the employment of a Participant for any reason other than for Cause within a period of two (2) years following a Change of Control; or (ii) voluntary termination by a Participant of his/her employment within a period of two (2) years following a Change of Control and subsequent to the occurrence without the Executive’s written consent, of (A) a material and adverse change in the Participant’s status, authority, duties, functions, or benefits relative to those most favorable to the Participant in effect at any time during the 180-day period prior to the Change of Control or, to the extent more favorable to the Participant, those in effect after the Change of Control, (B) any reduction in the Participant’s base salary or percentage of base salary available as an incentive compensation or bonus opportunity relative to those most favorable to the Participant in effect at any time during the 180-day period prior to the Change of Control or, to the extent more favorable to the Participant, those in effect after the Change of Control, or the failure to pay the Participant’s base salary or earned incentive compensation or bonus when due, (C) the relocation of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment immediately prior to the Change of Control, (D) the Company’s requiring the Participant to travel on Company business to a materially greater extent than was required immediately prior to the Change of Control, or (E) the failure of the Company to obtain from a successor the assumption and agreement to perform under any employment or change of control agreement; provided, that the Participant shall have given written notice to the Company of the occurrence of an event or circumstance described in clause (A)-(E) above within ninety (90) days following such occurrence and the Company shall have failed to remedy such event or circumstances within thirty (30) days following its receipt of such notice.